UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported: March 29, 2019

WESTLAKE CHEMICAL PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-36567	32-0436529
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Post Oak Boulevard, Suite 600

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code (713) 585-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Creation of Acquisition or Disposition of Assets.

On March 29, 2019, Westlake Chemicals Partner LP (the “Partnership”) completed its previously announced purchase of an additional 4.50% limited partner interest in Westlake Chemical OpCo LP (“OpCo”) on a fully diluted basis for approximately $201.4 million, which resulted in the Partnership owning an approximately 22.8% limited partner interest in OpCo on a fully diluted basis (such transaction, the “OpCo Equity Purchase”), pursuant to an Equity Purchase Agreement, dated March 26, 2019 (the “Equity Purchase Agreement”), by and among the Partnership, OpCo and WPT LLC, which is a subsidiary of Westlake Chemical Corporation (“Westlake”). The Partnership funded the consideration for the OpCo Equity Purchase with the approximately $62.5 million of net proceeds from the Private Placement (as defined in Item 8.01 of this Current Report on Form 8-K) and borrowings under its senior unsecured revolving credit agreement with Westlake Chemical Finance Corporation, an affiliate of Westlake (the “MLP Revolver”). OpCo intends to use the proceeds from the OpCo Equity Purchase to repay borrowings under its intercompany debt agreements with Westlake.

Each of the Partnership, OpCo, Westlake Chemical Partners GP LLC, which is the general partner of the Partnership (the “General Partner”), WPT LLC and Westlake Chemical Finance Corporation is a direct or indirect subsidiary of Westlake. As a result, certain individuals, including certain officers and directors of Westlake and the General Partner, serve as officers and/or directors of more than one of such other entities. In particular, Messrs. James Chao and Albert Chao serve as officers and directors of Westlake and the General Partner as well as certain of the other entities.

As more fully described in the “Certain Relationships and Related Transactions, and Director Independence” section of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference, Westlake owns and controls the General Partner and owns through its wholly-owned subsidiaries 14,122,230 common units representing limited partner interests in the Partnership (“Common Units”) and the Partnership’s incentive distribution rights. In addition, the General Partner owns a non-economic general partner interest in the Partnership.

The terms of the OpCo Equity Purchase were approved by the conflicts committee (the “Conflicts Committee”) of the board of directors (the “Board”) of the General Partner. The Conflicts Committee, which consists entirely of independent directors, engaged an independent financial advisor and independent legal counsel in its review of such transactions.

A full description of the MLP Revolver can be found in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2018 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” which is incorporated herein by reference.

Item 8.01.	Other Events.

On March 29, 2019, the Partnership completed the issuance and sale of an aggregate of 2,940,818 Common Units in the previously announced private placement (the “Private Placement”) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. In connection with the closing of the Private Placement, the Partnership and the purchasers in the Private Placement (the “Investors”) entered into a Registration Rights Agreement on March 29, 2019. Pursuant to the Registration Rights Agreement, the Partnership is required to file a registration statement (the “Registration Statement”) by April 26, 2019 that will register for public resale the unregistered Common Units sold to the Investors in the Private Placement and use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable thereafter. If the Registration Statement is not declared effective by the earlier of (i) if the Registration Statement is subject to review by the Securities and Exchange Commission (the “Commission”), ninety (90) days following the date on which the Partnership has filed the Registration Statement with the Commission, and (ii) if the Registration Statement is not subject to review by the Commission, ten (10) days following the date of receipt of such notice from the Commission, the Partnership will be required to pay liquidated damages as calculated in accordance with the Registration Rights Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits:

Exhibit No.	Document

4.1	Registration Rights Agreement by and among Westlake Chemical Partners LP and the persons named therein, dated as of March 29, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2019

WESTLAKE CHEMICAL PARTNERS LP

By:	Westlake Chemical Partners GP LLC, its general partner

By:	/s/ Albert Chao
Albert Chao
President and Chief Executive Officer

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